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                                   EX-99.B.10


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Insurance Company of America And Contractholders of Aetna Variable Annuity Account I:


We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 22, 2000, relating to the consolidated financial statements of Aetna Insurance Company of America, which are incorporated by reference in its Amendment no. 2 to Registration Statement on Form N-4 (File No. 333-87131).



                                                              /s/ KPMG LLP


Hartford, Connecticut
December 13, 2000